EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Westech Capital Corp.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

KPMG LLP
Austin, Texas
September 14, 2004